SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                           [Amendment No. ___________]

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement
     [ ] Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                    Central Louisiana Electric Company, Inc.
                (Name of Registrant as Specified in Its Charter)

    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
          or Item 22(a)(2) or Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

                           NOTICE OF ANNUAL MEETING
                               OF SHAREHOLDERS
                             AND PROXY STATEMENT
                                MARCH 5, 1996

March 5, 1996

To the Shareholders of
  Central Louisiana Electric Company, Inc.

     The annual meeting of shareholders for 1996 will be held at the Pineville High School Auditorium at 1511 Line Street, Pineville, Louisiana, on April 19, 1996, at 9 a.m., Pineville time. A notice of annual meeting of shareholders and proxy statement is enclosed herewith, together with a proxy that may be used by shareholders who are unable to attend the meeting in person.

     The principal items of business to be transacted at the annual meeting are:
(1) the election of directors; and (2) the appointment of independent auditors of the Company for the year ending December 31, 1996.

     The board of directors of the Company recommends election of the nominees for directors and appointment of the independent auditors, in each case as named or described in the accompanying proxy statement.

     You are cordially invited to attend the meeting. Even if you now expect to attend the meeting, you are requested to sign, date and return the accompanying proxy in the enclosed addressed envelope that requires no postage if mailed in the United States. If you attend the meeting, you may vote in person even though you have mailed in your proxy. Your continued interest and cooperation are greatly appreciated.

Sincerely,

Gregory L. Nesbitt
President and Chief Executive Officer

                   CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD APRIL 19, 1996

To the Shareholders of
  Central Louisiana Electric Company, Inc.

     Notice is hereby given that the annual meeting of shareholders of Central Louisiana Electric Company, Inc. (the "Company") will be held at the Pineville High School Auditorium at 1511 Line Street, Pineville, Louisiana, on Friday, April 19, 1996, at 9 a.m., Pineville time, for the following purposes:

          (1)  To elect directors;

          (2) To consider and act upon a proposal to appoint the firm of Coopers & Lybrand L.L.P., independent certified public accountants, as auditors of the Company for the year ending December 31, 1996; and

          (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of common stock and preferred stock of the Company at the close of business on February 19, 1996 are entitled to notice of and to vote at the annual meeting.

     The bylaws of the Company require that the holders of shares of capital stock representing a majority of the votes entitled to be cast be represented in person or by proxy at the meeting in order to constitute a quorum for the transaction of business. Therefore, it is important that your stock be represented at the meeting.

     Please date, sign and return the enclosed proxy in the accompanying envelope.

     By order of the board of directors.


                                         Michael P. Prudhomme
                                         Secretary/Treasurer

March 5, 1996

                   CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                                P. O. BOX 5000
                       PINEVILLE, LOUISIANA 71361-5000
                               PROXY STATEMENT
                      ANNUAL MEETING OF SHAREHOLDERS OF
                   CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

     The accompanying proxy is solicited on behalf of the board of directors of Central Louisiana Electric Company, Inc. (the "Company"), to be voted at the annual meeting of shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. In addition to the original solicitation by mail, certain regular employees of the Company may solicit proxies by telephone, facsimile or in person, and Morrow & Company, Inc. ("Morrow") has been retained on customary terms to assist in the solicitation of proxies. The Company estimates that the fees and expenses to be incurred in connection with Morrow's services will be approximately $10,000. Other than Morrow, no specially engaged employees or solicitors will be retained to solicit proxies. All expenses of such solicitation, including the cost of preparing and mailing this proxy statement and the reimbursement of brokerage firms and other nominees for their reasonable expenses in forwarding proxy material to beneficial owners of the Company's capital stock, will be borne by the Company. This proxy statement and the accompanying proxy are being mailed to shareholders beginning on or about March 5, 1996.

     All duly executed proxies will be voted in accordance with the instructions thereon. Shareholders who execute proxies, however, retain the right to revoke them at any time before they are voted. A shareholder who attends the meeting may vote in person even though such shareholder has mailed in a proxy. A proxy may be revoked by a proxy bearing a later date. The revocation of a proxy will not be effective until written notice thereof has been given to the secretary of the Company, unless the person granting such proxy votes in person.

                             VOTING OF SECURITIES

     As of February 19, 1996, the record date for the determination of shareholders entitled to vote at the meeting, the Company had outstanding 22,440,634 shares of common stock, par value $2.00 per share ("Common Stock"), and 369,140 shares of preferred stock, par value $100 per share ("$100 Preferred Stock"), which are the only classes of stock of the Company outstanding and entitled to vote at the meeting. Each holder of shares of Common Stock or $100 Preferred Stock is entitled to one vote for each share held, except that at an election of directors, each holder of shares of Common Stock is entitled to cast as many votes as equal the number of such holder's shares multiplied by the number of directors to be elected, and may cumulate all or any part of such votes for one or more of the nominees.

     Under Louisiana law and the Company's articles of incorporation and bylaws, an abstention from voting on a matter by a shareholder present in person or represented by proxy at the meeting is not a vote "cast" and is counted neither "for" nor "against" the matter subject to the abstention. Broker non-votes on matters are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote. Under Louisiana law and the Company's articles of incorporation and bylaws, a quorum is determined based upon the number of outstanding shares of capital stock of the Company entitled to vote on a matter, including shares relating to abstentions.

                            ELECTION OF DIRECTORS

     The Company's bylaws provide for the division of the board of directors into three classes, Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third the number of directors constituting the whole board. Prior to the 1996 annual meeting of shareholders, the board of directors will take action pursuant to the bylaws to decrease the number of directors from ten to nine. The term of each directorship is three years, and the terms of the three classes are staggered in a manner so that only one class is elected by the shareholders annually. Those persons who served as directors of the Company during the past year are named in the Company's 1995 annual report to shareholders. Three Class II directors are to be elected this year to serve as members of the board of directors until the annual meeting of shareholders in 1999, or until their successors are elected and qualified. The persons named in the accompanying proxy may act with discretionary authority (i) with respect to cumulative voting of shares of Common Stock and (ii) upon the unavailability of a nominee for election, although management is unaware of any circumstances likely to render any of the nominees unavailable for election. Unless a shareholder specifies otherwise, the persons named in the accompanying proxy intend to vote in favor of the nominees listed below. The affirmative vote of a plurality of the total votes cast is required for the election of directors. All of the nominees currently serve as directors of the Company. Directors who are members of Classes I and III, who are continuing as directors at this time and whose terms of office expire in 1998 and 1997, respectively, are named below on page 3. Mr. William A. Lockwood, who had served as a director of the Company since 1982, recently retired from the board of directors.

DIRECTORS

     The following sets forth information concerning the three nominees for election as directors at the meeting and the continuing directors, including the business experience of each during the past five years.

               NOMINEES FOR ELECTION UNTIL 1999 ANNUAL MEETING
                              CLASS II DIRECTORS

     ROBERT T. RATCLIFF has been chairman, president and chief executive officer of Ratcliff Construction Company, Inc., a company primarily engaged in the design and construction of industrial, commercial and governmental facilities, since 1975. Mr. Ratcliff (age 53) has been a director of the Company since 1993 and is a member of the audit committee of the board of directors. He is also a director of Hibernia Corporation and Hibernia National Bank.

     EDWARD M. SIMMONS is president and chief executive officer of McIlhenny Company (makers of Tabasco brand products) and has served in such positions for more than five years. Mr. Simmons (age 67) has been a director of the Company since 1992, and he previously served on the Company's board of directors during the period 1971-1981. He is a member of the compensation committee of the board of directors and also serves as a director of First Commerce Corporation, First National Bank of Commerce, Pan American Life Insurance Company and Piccadilly Cafeterias, Inc.
                                        2

   ERNEST L. WILLIAMSON is a retired chairman and chief executive officer of Louisiana Land & Exploration Company, a company primarily engaged in the exploration for and the development and production of petroleum natural resources. Before his retirement in 1988, he had served as chairman since 1985 and as chief executive officer since 1984. Mr. Williamson (age 71) became a director of the Company in 1989 and is a member of the executive committee and the compensation committee of the board of directors. He is also a director of Halliburton Company, Hibernia Corporation and Louisiana Land & Exploration Company.

                             CONTINUING DIRECTORS
                              CLASS I DIRECTORS
                       (TERMS OF OFFICE EXPIRE IN 1998)

     SHERIAN G. CADORIA has served as president of Cadoria Speaker and Consultancy Service since January 1992. She retired in 1990 as Brigadier General of the United States Army after a 29-year military career. Ms. Cadoria (age 56) has been a director of the Company since 1993 and is a member of the compensation committee of the board of directors. She is also a director of Rapides Bank & Trust Company.

     HUGH J. KELLY is a retired president and chief executive officer of Ocean Drilling & Exploration Company, a company which has offshore drilling operations and explores for and produces oil and gas. Before his retirement in 1989, he had served as chief executive officer since 1977 and as president and director since 1974. He is now an oil and gas consultant. Mr. Kelly (age 70) has been a director of the Company since 1992 and is a member of the audit committee of the board of directors. He is also a director of Tidewater, Inc., Hibernia National Bank and Chieftain International, Inc.

     GREGORY L. NESBITT has served as chief executive officer of the Company since 1993 and has served as president since 1992; he had served as chief operating officer from 1991 to 1993 and as executive vice president from 1988 to 1991. Mr. Nesbitt (age 58) has been a director of the Company since 1988 and is a member of the executive committee of the board of directors. He joined the Company in 1980 and served as senior vice president of the Company's electric power supply group until January 1988.

                              CLASS III DIRECTORS
                        (TERMS OF OFFICE EXPIRE IN 1997)

     J. PATRICK GARRETT has been president and chief executive officer of Windsor Food Company Ltd., a privately held company engaged in the food processing business, since July 1995. Prior to that time, he had been engaged in the practice of law for more than five years as a member of the law firm of Baker & Botts, L.L.P., which performed legal services for the Company in 1995 and has been retained to perform such services in 1996. Mr. Garrett (age 52) has served as a director of the Company since 1981.

     F. BEN JAMES, JR. has been president of James Investments, Inc., a company primarily engaged in real estate development and international marketing, for more than five years. Mr. James (age 60) has been a director of the Company since 1986 and is chairman of the audit committee of the board of directors. He is also a director of First Commerce Corporation.

     A. DELOACH MARTIN, JR. has been chairman of Central Engineering & Supply Company, a company engaged in the wholesale distribution of refrigeration and mill supplies, for more than five years. Mr. Martin (age 66) became a director of the Company in 1978 and is chairman of the executive committee and a member of the audit committee of the board of directors.

                                        3

ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

     The board of directors has an executive committee, an audit committee (the "Audit Committee") and a compensation committee (the "Compensation Committee"). The members of such committees are identified under "Directors." The board of directors has no standing nominating committee.

     The Audit Committee recommends to the board of directors the appointment of the independent auditors of the Company, reviews the scope of audits, reviews and recommends to the board of directors financial reporting and accounting practices, reviews the scope and results of the Company's procedures for internal auditing and the adequacy of the system of internal accounting control of the Company, and has responsibility with respect to audit matters generally. During 1995, the Audit Committee held two meetings.

     The Compensation Committee approves, or in some cases recommends to the board of directors, remuneration arrangements and compensation plans involving the Company's directors, officers and employees, and administers the granting of restricted stock and other awards to eligible employees under the Company's long-term incentive compensation plan and annual incentive compensation program described below. The Compensation Committee held three meetings in 1995.

     The board of directors held four regular meetings and two special meetings during 1995. At intervals between formal meetings, members of the board are provided with information regarding the operations of the Company and are consulted informally from time to time with respect to pending business. During 1995, all directors attended at least 75% of the total number of meetings of the board of directors and of all of the committees of the board of directors on which such directors served.

     The director who is a regularly employed officer of the Company receives no fees for serving as a director of the Company. Each other director who is not the chairman of a board committee receives an annual fee of $12,000 for serving as a director. Each director who is the chairman of a board committee receives an additional annual fee of $3,000. Each director receives $800 for each day he or she attends one or more meetings of the board of directors or its committees. The Company also reimburses directors for travel and related expenses incurred in attending meetings of the board of directors or such committees. The Company has in effect a deferred compensation plan for directors under which a director may elect to defer all or part of his or her compensation as a director. The Company has a retirement plan for its non-employee directors under which directors with five years of service receive at age 65 or later retirement an annual payment equal to the annual board fee in effect at the time of retirement. Benefits are payable for life or a period equal to the number of years of service as a director, whichever is shorter. The Company also provides its non-employee directors $200,000 of life insurance and permanent total disability coverage under the Company's group accidental death and dismemberment plan, which covers all active, full-time employees.

                                        4

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

    The following table sets forth the number of shares of Common Stock and $100 Preferred Stock beneficially owned as of February 1, 1996 by each director and nominee, each of the executive officers named in the Summary Compensation Table below and all directors and executive officers as a group.

                                                                                             AMOUNT AND
                                                    AMOUNT AND NATURE OF                      NATURE OF
                                                    BENEFICIAL OWNERSHIP                      BENEFICIAL
                                                     OF COMMON STOCK(1)                      OWNERSHIP OF
                                       ----------------------------------------------       $100 PREFERRED
                                                      OPTIONS                                  STOCK(2)
                                                    EXERCISABLE                          --------------------
                                                      WITHIN                 PERCENT                 PERCENT
                                        DIRECT        60 DAYS       OTHER    OF CLASS    INDIRECT    OF CLASS
                                       ---------   -------------    -----    --------    --------    --------
Directors
  Sherian G. Cadoria.................        100                               *                         *
  J. Patrick Garrett.................      7,719                     900       *                         *
  F. Ben James, Jr...................      2,400                               *                         *
  Hugh J. Kelly......................      2,000                               *                         *
  A. DeLoach Martin, Jr..............     19,200                               *                         *
  Gregory L. Nesbitt(3)..............     39,736        2,000                  *             292         *
  Robert T. Ratcliff.................      1,000                               *                         *
  Edward M. Simmons..................      1,213                               *                         *
  Ernest L. Williamson...............      1,000                               *                         *
Named Officers
  Robert L. Duncan...................     25,846        4,100                  *             261         *
  David M. Eppler....................     13,636        5,600          7       *             268         *
  Leonard G. Fontenot................     26,606                               *             245         *
  David K. Warner....................     18,050        7,000                  *             258         *
All directors and executive officers
  as a group (17 persons, including
  those listed above)................    170,301       29,700        907     .92%          1,920         *

------------
(1) In accordance with Securities and Exchange Commission regulations, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or to dispose of the shares, regardless of whether such person has any economic interest in the shares. In addition, a person is deemed to own beneficially any shares of which such person has the right to acquire beneficial ownership within 60 days, as in the case of the stock options which are set forth under the "Options Exercisable Within 60 Days" column. Shares of Common Stock listed under the "Direct" column are those as to which each named individual or group has sole voting or dispositive power, including shares held under the Company's 401(k) Savings and Investment Plan (1,241 shares for Mr. Nesbitt, 136 shares for Mr. Eppler, 42 shares for Mr. Fontenot and 320 shares for other executive officers included in the amount shown for all directors and executive officers as a group) and shares granted as restricted stock awards under the Company's long-term incentive compensation plan described below (7,813, 2,555, 2,812, 0 and 2,495 shares for Messrs. Nesbitt, Duncan, Eppler, Fontenot and Warner, respectively, and 4,711 shares for other executive officers included in the amount shown for all directors and executive officers
                                       5

    as a group). Shares listed under the "Other" column are those as to which the named individual or group shares voting and dispositive power with another person.

(2) The shares of $100 Preferred Stock beneficially owned by the individuals and group indicated in the table are shares held for the respective accounts of executive officers under the Company's 401(k) Savings and Investment Plan.

(3) Mr. Nesbitt is also the President and Chief Executive Officer of the
    Company.

 *  Less than 1% of class.

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's executive officers and directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's equity securities. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no year-end reports on Form 5 were required, during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% shareholders were satisfied, except that one of the Company's executive officers, Mr. Michael P. Prudhomme, filed a late monthly report covering one transaction.
                                       6

                             EXECUTIVE COMPENSATION
GENERAL

     The Summary Compensation Table sets forth individual compensation information with respect to the chief executive officer and the four other most highly paid executive officers of the Company for services rendered in all capacities to the Company during the fiscal years ended December 31, 1995, December 31, 1994 and December 31, 1993. The table discloses the annual salary, bonuses and other compensation awards and payouts to the named officers.

                          SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------
                                                                                           LONG-TERM
                                                                                           COMPENSA-
                                                                                             TION
                                                           ANNUAL COMPENSATION              PAYOUTS
                                                  -------------------------------------    ---------
                 (A)                      (B)        (C)         (D)           (E)            (F)          (G)
-----------------------------------------------------------------------------------------------------------------
                                                                              OTHER                     ALL OTHER
                                                                              ANNUAL                      COM-
                                                                            COMPENSA-        LTIP        PENSA-
NAME AND PRINCIPAL POSITION              YEAR       SALARY     BONUS(1)     TION(2)(3)     PAYOUTS(4)    TION(5)
-------------------------------------  ---------  ----------   --------    ------------    ---------    ---------
Gregory L. Nesbitt...................       1995   $269,796    $94,800       $10,546       $146,135       $6,000
  President and Chief                       1994    242,431     66,000        17,530         54,476        6,000
  Executive Officer                         1993    208,000     55,000         7,339         93,208        5,996
David M. Eppler......................       1995   $140,807    $49,956       $ 4,446       $ 72,970       $6,442
  Vice President - Power Supply             1994    140,031     25,300         7,012         27,343        6,098
  and Energy Transmission                   1993    132,687     26,200         3,948         48,138        5,364
Robert L. Duncan.....................       1995   $128,945    $42,268       $ 4,080       $ 69,182       $6,898
  Vice President - Customer                 1994    124,200     31,900         6,584         30,036        6,843
  Operations                                1993    125,394     24,800         3,996         50,571        5,793
David K. Warner......................       1995   $128,307    $42,152       $ 3,950       $ 67,574       $6,442
  Vice President - Finance                  1994    121,300     31,300         5,487         29,097        6,099
                                            1993    122,000     24,300         3,879         48,740        4,948
Leonard G. Fontenot..................       1995   $126,326    $43,347       $ 3,858       $ 63,319       $7,546
  Former Vice President - Retired           1994    121,446     22,000         5,975         24,695        7,257
  effective January 1, 1996                 1993    116,222     22,700         3,591         46,793        6,062

------------
(1) The "Bonus" column includes cash awards that are payable or have been paid to executive officers pursuant to an annual incentive compensation program under which participants may receive incentive compensation in addition to base compensation determined by the performance of the Company and the individual participants, and merit lump-sum payments received by certain named officers.

(2) For 1993, 1994 and 1995, the "Other Annual Compensation" column includes long-term incentive plan compensation which represents dividends paid on restricted stock awards. Dividends on restricted stock are paid quarterly and at the same rate as dividends on the Common Stock. As permitted by the rules on executive officer compensation disclosure,

                                      7

    restricted stock awards granted under the Company's long-term incentive compensation plan, which are subject to performance-based vesting requirements, are reported under the "Long-Term Incentive Plan -- Awards in 1995" table below. The number and value of the aggregate restricted stock holdings at December 31, 1995, a portion of which is included in the "LTIP Payouts" column, for each of the named executive officers were as follows:
    Gregory L. Nesbitt, 7,078 shares with a value of $190,221; David M. Eppler, 2,984 shares with a value of $80,195; Robert L. Duncan, 2,738 shares with a value of $73,584; David K. Warner, 2,651 shares with a value of $71,246; and Leonard G. Fontenot, 2,589 shares with a value of $69,579.

(3) For 1994, the "Other Annual Compensation" column includes the amount paid to the named executive officers as reimbursement for payment of taxes incurred relating to future benefits accrued in 1994 pursuant to the Company's Supplemental Executive Retirement Plan.

(4) For 1993, 1994 and 1995, the "LTIP Payouts" column includes the value of restricted stock and opportunity shares under the Company's long-term incentive compensation plan vested in 1994 relating to the performance period January 1, 1991 to December 31, 1993, in 1995 relating to the performance period January 1, 1992 to December 31, 1994 and in 1996 relating to the performance period January 1, 1993 to December 31, 1995, respectively, and related tax gross-up amounts.

(5) For 1993, 1994 and 1995, respectively, the "All Other Compensation" column includes: (i) amounts contributed or accrued by the Company under the Company's 401(k) Savings and Investment Plan on behalf of the named executive officers as follows: Gregory L. Nesbitt, $5,996, $6,000 and $6,000; David M. Eppler, $5,292, $5,999 and $6,000; Robert L. Duncan,
    $4,977, $6,000 and $6,000; David K. Warner, $4,876, $6,000 and $6,000; and
    Leonard G. Fontenot, $4,598, $5,766 and $6,000; and (ii) term life insurance premiums paid for the benefit of the named executive officers as follows:
    Gregory L. Nesbitt, $0, $0 and $0; David M. Eppler, $72, $99 and $442; Robert L. Duncan, $816, $843 and $898; David K. Warner, $72, $99 and $442; and Leonard G. Fontenot, $1,464, $1,491 and $1,546.

STOCK OPTION PLANS

     The Company currently maintains two plans pursuant to which options to purchase shares of Common Stock are outstanding or available for future grants. The Company's 1981 Incentive Stock Option Plan (the "Stock Option Plan"), covering an aggregate of 800,000 shares of Common Stock, expired in 1991 and no future grants can be made under this plan. As of February 1, 1996, options covering 29,700 shares remained to be exercised pursuant to grants made under the Stock Option Plan. The Company has in effect a long-term incentive compensation plan pursuant to which certain officers and key employees may receive stock options or stock appreciation rights. This plan is discussed in greater detail under the section "Long-Term Incentive Plan" below. No stock options were granted under the long-term incentive compensation plan in 1995. Although the long-term incentive compensation plan permits grants of stock appreciation rights, no such rights had been granted as of December 31, 1995.

                                       8

     The following table sets forth, for each of the persons listed in the Summary Compensation Table, certain information concerning stock options exercised during 1995. The table also discloses information concerning unexercised stock options held at December 31, 1995.

       AGGREGATE OPTION EXERCISES IN 1995 AND 1995 YEAR-END OPTION VALUES
---------------------------------------------------------------------------------------------------------------------------
                 (A)                       (B)           (C)                 (D)                           (E)
---------------------------------------------------------------------------------------------------------------------------
                                                                          NUMBER OF
                                                                          SECURITIES                    VALUE OF
                                                                          UNDERLYING                   UNEXERCISED
                                                                         UNEXERCISED                  IN-THE-MONEY
                                                                          OPTIONS AT                   OPTIONS AT
                                          SHARES                     DECEMBER 31, 1995(#)           DECEMBER 31, 1995
                                       ACQUIRED ON      VALUE     --------------------------  -----------------------------
                NAME                   EXERCISE (#)  REALIZED(1)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE(1)  UNEXERCISABLE
-------------------------------------  ------------  -----------  -----------  -------------  --------------  -------------
Gregory L. Nesbitt...................       2,000      $13,190       3,000           0            $30,285          $ 0
David M. Eppler......................       3,000       26,938       5,600           0             56,532            0
Robert L. Duncan.....................       2,780       20,680       5,600           0             56,532            0
David K. Warner......................       2,000       18,250       7,000           0             70,665            0
Leonard G. Fontenot..................       2,400       15,228           0           0                  0            0

------------
(1) Based on the closing price of the Common Stock on the New York Stock Exchange Composite Tape on the exercise date and at year-end, respectively, minus the exercise price.

LONG-TERM INCENTIVE PLAN

     The Company has in effect a long-term incentive compensation plan (the "Long-Term Plan"), pursuant to which certain officers and key employees may receive stock incentives and/or cash incentives based on the value of the Common Stock. Five types of awards may be granted under the Long-Term Plan: (i) stock awards consisting of restricted stock and "opportunity shares" which may be awarded in connection with restricted stock awards; (ii) restricted unit awards consisting of Common Stock equivalent units and "opportunity units" which may be awarded in connection with restricted unit awards; (iii) nonstatutory stock options or incentive stock options; (iv) stock appreciation rights attached to stock options; and (v) stock appreciation rights not attached to stock options. An aggregate of 800,000 shares of Common Stock, or cash equivalents of Common Stock, may be issued pursuant to the Long-Term Plan (such number being subject to antidilution adjustments under certain circumstances). Plan participants, awards to participants, performance measurement periods and performance goals are determined by the Compensation Committee. Upon a change of control of the Company or merger or similar transaction involving the Company, all restrictions imposed on awards under the Long-Term Plan will lapse, all unvested rights will vest, and all stock options and similar rights granted under the plan will become fully exercisable, subject to certain limitations imposed by the Long-Term Plan.
                                       9

     The following table sets forth, for each of the persons listed in the Summary Compensation Table, information as to long-term incentive plan awards granted under the Long-Term Plan during 1995.

                  LONG-TERM INCENTIVE PLAN -- AWARDS IN 1995
------------------------------------------------------------------------------
                                                                                        ESTIMATED FUTURE PAYOUTS
                                                                (C)           ---------------------------------------------
                                                                                                   (E)             (F)
                                                          PERFORMANCE OR           (D)          NUMBER OF       NUMBER OF
                                             (B)        OTHER PERIOD UNTIL      NUMBER OF         TARGET         MAXIMUM
                 (A)                      NUMBER OF        MATURATION OR        THRESHOLD         SHARES          SHARES
                NAME                    SHARES (#)(1)         PAYOUT          SHARES (#)(2)       (#)(2)          (#)(3)
-------------------------------------   -------------   -------------------   -------------    ------------    ------------
Gregory L. Nesbitt...................       2,803         1/1/95-12/31/97          701            2,803           4,205
David M. Eppler......................         911         1/1/95-12/31/97          228              911           1,366
Robert L. Duncan.....................         827         1/1/95-12/31/97          207              827           1,241
David K. Warner......................         785         1/1/95-12/31/97          196              785           1,177
Leonard G. Fontenot..................         790         1/1/95-12/31/97          197              790           1,185

------------
(1) The amounts under column (B) "Number of Shares" represent the target level of performance-based restricted stock awards granted to the named executive officers in 1995, as reflected in column (E) "Number of Target Shares." For further information concerning these awards and the award of "opportunity shares" granted in connection with the restricted stock, see the discussion under footnotes 2 and 3 below.

(2) The amounts under columns (D) "Number of Threshold Shares" and (E) "Number of Target Shares" represent performance-based restricted stock awards granted to the named executive officers in 1995 that will vest under the threshold and target levels established by the Compensation Committee. The restricted stock awards vest based on total return to shareholders (Common Stock price appreciation plus dividends paid during performance cycle) in relation (by percentile) to a peer group of other utilities ("Total Return to Shareholders"). The vesting (payout) schedule for the restricted stock awards set forth under these two columns, based on the Company's Total Return to Shareholders ranking, is as follows:

                (a) No awards vest if the Company's ranking is below 25th
                    percentile.

                (b) Threshold performance provides 25% award payout at 25th percentile.

                (c) Target performance provides 100% award payout from 45th percentile to 55th percentile.

    Performance awards above the threshold level and below the target level will be prorated.

    The recipient of a restricted stock award is the record owner of the number of target shares awarded, which are issued in the name of the recipient but held in escrow by the Company until delivery to or forfeiture by the recipient. The recipient may vote the shares covered by the award and receives dividends with respect thereto, but generally may not sell, pledge or otherwise transfer such shares until the restriction period imposed by the Compensation Committee comes to an end and the performance goals established by the committee have been met. The recipient may, at the end of the restriction period, forfeit all or a portion of the restricted shares awarded depending on the performance level achieved. The restriction

                                       10

    period for restricted stock awarded during 1995 is three years from the date of grant (January 1998). The restricted stock awards require an additional three-year holding period following vesting before any shares may be sold.

(3) The amounts under column (F) "Number of Maximum Shares" represent the number of performance-based restricted stock awards that vest at the target level set forth under column (E) "Number of Target Shares" PLUS the number of performance-based "opportunity shares" granted to the named executive officers in 1995 that will vest between the target and maximum levels established by the Compensation Committee. The "opportunity shares" vest based on Total Return to Shareholders and will be issued when the restriction period on the associated restricted stock awards lapses. The vesting (payout) schedule for the "opportunity shares" included in this column, based on the Company's Total Return to Shareholders ranking, is as follows:

               (a) No awards of "opportunity shares" vest if the Company's ranking is at or below the 55th percentile.

               (b) Maximum performance provides 100% "opportunity share" award payout (equal to 50% of number of target shares of restricted stock) at 75th percentile.

    Performance awards of "opportunity shares" above the target level and below the maximum level will be prorated.

    "Opportunity shares" awarded in connection with a restricted stock award will not be issued until the lapse of restrictions on the related restricted stock and do not entitle the recipient to the rights of a shareholder with respect to the "opportunity shares" until the time of issuance of the Common Stock representing the "opportunity shares." Provisions of the "opportunity share" awards require an additional three-year holding period following vesting before any of the shares may be sold.

PENSION PLAN

     The Company has in effect a pension plan and related trust (the "Pension Plan"), covering substantially all employees of the Company, under which the Company makes such contributions as are actuarially necessary to provide for the retirement benefits established under the plan. Benefits are based on employees' earnings, length of service, age at retirement, payment form elected, application of statutory benefit limits, and certain other factors, and are payable upon normal retirement at age 65, upon early retirement beginning at age 55, or after termination of employment under certain circumstances. Annual benefits under the Pension Plan are limited to the maximum amount prescribed by sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"). For 1996, the annual compensation of each employee which is to be taken into account under the Pension Plan cannot exceed $150,000, and the maximum allowable pension benefit for the plan is limited to $120,000. Payments to retired employees under the Pension Plan are not reduced for Social Security benefits or other offsetting amounts.

     In addition, effective July 1, 1992, the Company established a Supplemental Executive Retirement Plan (the "SERP") for the benefit of certain participants designated by the Compensation Committee. The SERP provides participants who have completed ten years of service and terminated employment after reaching age 65 with a right to monthly payments for the life of the participant and surviving spouse equal to 65% of final average compensation, reduced by the Pension Plan benefit and benefits under other previous employer pension plans. The SERP also
                                      11

provides adjusted benefits for early retirement on or after age 55 with ten years of service, for termination of service due to disability, and for beneficiaries in the event of the death of the participant. Benefits under the SERP are payable out of the Company's general funds. The SERP participants in 1995 were the five individuals named in the Summary Compensation Table and three other executive officers of the Company.

     Under the Pension Plan, eligible remuneration for purposes of determining the annual pension benefit payable to a participant upon retirement is based upon the average of the five consecutive years (of the participant's last ten years of employment) during which the participant received his or her highest amount of remuneration from the Company. Under the SERP, eligible remuneration is based on the sum of the highest annual salary paid during the five years prior to termination of employment, and the average of the three highest annual incentive compensation program awards paid to the participant during the preceding five years. The remuneration covered by the Pension Plan and the SERP consists of salaries and bonuses paid to Pension Plan and SERP participants, including the salaries and bonuses set forth in columns (C) and (D) of the Summary Compensation Table. The estimated annual benefits payable upon retirement at normal retirement age under the Pension Plan and the SERP for Messrs. Nesbitt, Eppler, Duncan and Warner would be approximately $224,247, $121,244, $109,382 and $108,567, respectively. These amounts are based on the assumption that these executive officers will continue to work for the Company until their normal retirement age and that their earnings in the five years prior to such retirement will be the same, respectively, as their earnings during the past five years. Mr. Fontenot, who retired effective January 1, 1996, will receive annual benefits under the Pension Plan and the SERP of approximately $85,000, subject to certain adjustments pursuant to the terms and provisions of the plans.

LONG-TERM DISABILITY PLAN

     The Company maintains a long-term disability plan that provides disability benefits up to 60% of salary or a maximum of $7,500 per month for all active full-time employees with two or more years of service. These benefits are provided for the first 24 months out of the Company's general funds, and thereafter pursuant to an insurance contract under which premiums are paid by the Company.

SEVERANCE AGREEMENTS

     The Company has severance agreements with Messrs. Nesbitt, Eppler, Duncan and Warner and three other executive officers of the Company. The agreement for each such officer provides generally for payment of a minimum annual salary equal to such executive officer's current annual base salary, participation in all Company benefit plans and programs applicable to the Company's executive officers and reimbursement of employment-related expenses incurred while performing such officer's duties. Under the severance agreements, the base salaries for 1996 for Messrs. Nesbitt, Eppler, Duncan and Warner are $272,000, $140,800, $131,000 and $131,000, respectively. The severance agreements had an initial term of three years ending on July 1, 1995, with continuously renewing one-year extensions thereafter, unless either the Company or the executive officer gives notice prior to such extension that such officer's term of employment will not be extended.
                                       12

     The severance agreements include provisions governing reductions in salary or duties, termination of employment and change in control. Generally, if the executive's employment is terminated (i) by the Company for any reason other than a material breach by the executive (as defined in the agreements) or (ii) by the executive following a reduction in base salary (other than a reduction in pay uniformly applicable to all officers) or a significant reduction in the executive's authority, duties or responsibilities, the executive is entitled to receive, as severance pay, an amount equal to his or her annual base salary at the time of termination. The executive is also entitled to continued health plan coverage for up to 18 months after such termination. The executive is also entitled to require the Company to (i) purchase his or her principal residence (if it is located within 60 miles of the Company's Pineville office) for an amount equal to the greater of (x) the purchase price of the residence plus the cost of capital improvements or (y) the fair market value of the residence, and
(ii) pay or reimburse the executive for relocation costs.

     Generally, in the event a change in control occurs and within three years after such change in control the executive's employment is terminated by the Company for reasons other than a material breach by the executive (as defined in the agreements) or the executive terminates his or her employment for good reason (as defined in the agreements), the Company will pay the executive, in lieu of any severance obligation otherwise payable under the severance agreement, an amount equal to three times the executive's average compensation paid during the five calendar years preceding the change in control. In the event of a change in control, payments under the agreements for the individuals named in the Summary Compensation Table (other than for Mr. Fontenot who retired effective January 1, 1996), using compensation for the years 1991 through 1995, would be approximately as follows: Mr. Nesbitt, $640,103; Mr. Eppler, $404,306; Mr. Duncan, $387,905; and Mr. Warner, $374,876. However, the severance agreements limit the amount payable upon a change in control to an amount that would not result in the disallowance of a deduction to the Company under the "golden parachute" provisions of the Code or the imposition of an excise tax on the employee under Section 4999 of the Code.

     The severance agreements also generally require the executives not to disclose confidential information relating to the Company and, for a period of one year after termination, not to hire Company officers, employees or agents or solicit or divert any customer or supplier of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (in this report, the "Committee") has prepared its report of 1995 executive compensation. The Committee, composed entirely of directors who are not current or former officers or employees of the Company, is responsible for implementing, or making recommendations to the board of directors with respect to, the Company's officer compensation programs. The Committee has retained the services of executive compensation consultants to provide professional assistance, data and advice regarding pay practices at the Company. This report describes the basis on which such 1995 compensation determinations or recommendations were made by the Committee with respect to the Company's executive officers. This report, required by rules of the Securities and Exchange Commission, provides specific information regarding compensation of the Company's President and Chief Executive Officer

(the "Chief Executive Officer") and general information regarding compensation of the Company's executive officers as a group. The Chief Executive Officer and four other most highly compensated executive officers are sometimes referred to as the "Named Executives."

     Section 162(m) of the Code limits to $1,000,000 in a taxable year the deduction publicly held companies may claim for compensation paid to an executive officer, unless certain requirements are met. The Committee has reviewed this provision and has determined that the Company is not affected by
Section 162(m) because no compensation paid to any officer currently approaches or is expected to approach $1,000,000 in the near term. Accordingly, no change to any of the compensation plans is contemplated at this time.

COMPENSATION PHILOSOPHY AND OVERALL OBJECTIVE OF EXECUTIVE COMPENSATION PROGRAMS

     The Company seeks to ensure that executive compensation is directly linked to corporate performance and shareholder value, as well as comparable pay practices in the industry. Each year, the Committee, in making compensation decisions and recommendations, and the board of directors, in approving base salaries, review the performance of the Company and compare such performance to specified internal and external performance standards. The Committee has developed the following compensation guidelines as the principles upon which compensation decisions and recommendations are made:

         Provide variable compensation opportunities that are linked to the financial performance of the Company and that align executive compensation with the interests of shareholders.

         Provide incentives to increase corporate performance and shareholder value relative to those of other electric utilities.

         Establish executive officer base pay levels at or somewhat below the competitive market, while providing incentive awards (from the annual and long-term plans) above the competitive market, provided that performance objectives are achieved.

         Provide a competitive total compensation package that is "at risk" driven and enables the Company to attract and retain key executives.

COMPENSATION PROGRAM COMPONENTS

     The compensation program for executive officers is currently comprised of base salary, annual performance-related incentives and performance-based awards of restricted stock and related "opportunity shares" granted under the Long-Term Plan, as discussed above under "Long-Term Incentive Plan." In addition, certain of the executive officers have stock options outstanding that were granted under the Stock Option Plan, which expired in 1991 and under which no future grants can be made. See "Stock Option Plans." The compensation programs for the Company's executive officers are further explained below.

         BASE SALARY -- Base pay levels recommended by the Committee are largely determined through comparisons with those of other electric utilities of similar size and complexity to the Company. These companies, as well as other electric utilities, are included in the Edison Electric Institute Index of 100 investor-owned electric utilities (the "Edison Electric Institute Index") graphed in the performance graph shown elsewhere. Actual salaries are based on individual performance contributions within a salary structure that is established through job evaluation and market comparisons. While the actual relationship may vary from year to year, it is the Company's policy to have base pay levels for the Company's executive officers, including the Named Executives, to be at or slightly below the average of the competitive market. Including 1995 base salary increases, actual base pay levels for the Company's executive officers, including the Named Executives, are consistent with this policy. Increases in base salary for 1995 to continuing executive officers were recommended by the Committee and approved by the board of directors in January 1995. In January 1995 the base salaries of all but three of the executive officers were increased from between 3% to 8%.

         Three executive officers, whose base salaries were already at the average of the competitive market, received merit lump-sum payments in 1995 in lieu of increases in base salary. These merit lump-sum payments averaged 6% of base salary. In keeping with the Company's executive compensation philosophy of positioning its base pay at or somewhat below the market, two other executive officers who received a modest pay increase also were given merit lump-sum payments which averaged 4% of base salary. The merit lump-sum payments for 1995 to the executive officers were recommended by the Committee and approved by the board of directors in January 1995 and were paid in February 1995 in order to recognize the individual performance and team contribution of each of these executive officers.

         In July 1995 in anticipation of an impending retirement of one of the executive officers, changes in responsibilities were implemented together with selected pay increases. The organizational changes affected the base pay of three executive officers and included increases ranging from 2% to 10%.

         ANNUAL INCENTIVE COMPENSATION -- The Company's executive officers are eligible to participate in an annual incentive compensation program with awards generally based on earnings per share goals and the Company's actual return on equity in relation to that of the Edison Electric Institute Index, a peer group of approximately 100 electric utilities. Earnings per share and return on equity goals are generally of equal weight. Based on actual results, awards from 0% to 150% of target incentive levels may be made. For 1995, the earnings per share target was $2.04. The Company's return on equity target was the 50th to 59th percentile of the Edison Electric Institute Index. The Company's actual 1995 return on equity performance was in the 60th to 74th percentile of the Edison Electric Institute Index and its primary earnings per share in 1995 were $2.08. Based on the earnings per share and return on equity financial performance, the Committee approved actual awards for 1995 at 114% of target annual bonus levels. The objective of the annual incentive compensation program is to deliver competitive levels of compensation (I.E., average award levels comparable to the Company's competitive peer group) for the attainment of short-term financial objectives that the Committee believes are primary determinants of shareholder value over time, and to reinforce behaviors that contribute to consistent growth of the enterprise. The Committee bases target annual bonus levels on average competitive bonus levels among other electric utility companies of similar size and complexity. These companies are included in the Edison Electric Institute Index. Targeted awards for executive officers of the Company under this program range from

         15% to 32% of base salary. Awards are paid in the first quarter of the year following the year for which the award is earned. The amounts of actual awards are further subject to the discretion of the Committee, within established program guidelines (I.E., the ability of the Committee to make adjustments to reflect extraordinary items of income or expense).

         LONG-TERM INCENTIVE COMPENSATION PLAN -- The Committee supports increased stock ownership by key executives of the Company and favors awards to key executives of stock and/or cash based on the Company's stock price appreciation and other measures of performance. The basis for such position is the Committee's belief that the Company benefits by providing those persons who have substantial responsibility for the management and growth of the Company with additional incentives by increasing their proprietary interest in the success of the Company or by awarding those persons for increases in the Company's stock price or the achievement of other long-term performance goals for the Company. Thus, under the Long-Term Plan, executive officers may be eligible to receive performance-based grants of restricted stock, related "opportunity shares," restricted unit grant awards, related "opportunity units," stock options and stock appreciation rights, giving them the right to receive or purchase shares of Common Stock under specified circumstances or to receive cash awards based on the Company's stock price appreciation or the achievement of pre-established long-term performance goals. The Committee believes that such programs are also important as a means of retaining senior management over the long term. The number of shares of stock and other awards granted to executive officers under the Long-Term Plan is based on competitive compensation practices (I.E., compensation practices of other utilities that constitute the Edison Electric Institute Index).

         Grants of restricted stock and awards of related "opportunity shares" under the Long-Term Plan were made to all executive officers in 1995. Awards to executive officers are based on a competitive compensation analysis (I.E., compensation practices of other utilities that constitute the Edison Electric Institute Index). Awards actually earned are based on the Company's performance during a three-year performance cycle compared to the other electric utilities in the Edison Electric Institute Index over the same period. Grants of restricted stock and "opportunity shares," for the third performance cycle, under the Long-Term Plan were made in January 1993; such grants vested in 1995. Because no base pay increases were given to the executive officers for 1993, as a result of an impending reorganization study, the number of potential shares under the Long-Term Plan was increased for the third performance cycle of the Long-Term Plan. For the third three-year performance cycle which ended December 31, 1995, the Company's total return to shareholders placed it at the 66th percentile compared to the Edison Electric Institute Index, thus meeting the objectives, as specified in the Long-Term Plan, for such performance cycle. Provisions of the restricted stock and "opportunity share" grants require an additional three-year holding period following vesting before any shares may be sold. No other types of awards under the Long-Term Plan were made to executive officers in 1995.

OTHER EXECUTIVE COMPENSATION PLANS

     The Company also provides executive officers with certain executive benefits, such as a supplemental retirement plan and severance agreements. The Committee considers each of these programs to be reasonably competitive and appropriate for executive officers of the Company.

1995 COMPENSATION FOR THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     The Committee believes that the role of the Chief Executive Officer is particularly important in reaching corporate goals and accomplishing organizational objectives. As such, for fiscal year 1995, the Committee made the following recommendations or determinations regarding the compensation for Mr.
Nesbitt:

        BASE SALARY -- Mr. Nesbitt is President and Chief Executive Officer. His base salary was increased in January 1995 from $244,300 to $260,000, an increase of approximately 6%. The amount of this increase was based on the continued performance of Mr. Nesbitt as evaluated by the Committee. Even with this adjustment, his base pay is significantly below peers in the industry.

        ANNUAL INCENTIVE -- Mr. Nesbitt was eligible to participate in 1995 in the Company's annual incentive compensation program discussed in this report above (see "Annual Incentive Compensation"). The Chief Executive Officer's 1995 target award was 32% of his base salary. His actual award for 1995 was 114% of target, or 36.5%.

        LONG-TERM INCENTIVE -- Awards were made to Mr. Nesbitt under the Long-Term Plan during 1995. The number of shares of stock and other awards granted to the Chief Executive Officer under the Long-Term Plan is based on competitive practices within the industry. Administration is consistent with the provisions of the plan as described above in "Long-Term Incentive Plan." For the three-year performance cycle ended December 31, 1995, the Chief Executive Officer's award was 130% of target, or 2,991 shares.

SUMMARY

    The Compensation Committee believes that base-pay levels and increases, and performance-based awards, are reasonable and competitive with the compensation programs provided to officers and other executives by electric utilities of similar size and complexity to the Company. The Committee believes further that the degree of performance sensitivity in the annual incentive program continues to be reasonable, yielding awards that are directly linked to the annual financial and operational results of the Company. The Long-Term Plan continues to provide, in the view of the Committee, financial opportunities to participants and retention features for the Company that are consistent with the relative returns that are generated on behalf of the Company's shareholders.

                                    The Compensation Committee

                                    William A. Lockwood, Chairman
                                    Sherian G. Cadoria, Brig. General (retired)
                                    Edward M. Simmons
                                    Ernest L. Williamson

                                       17
PERFORMANCE GRAPH

     The following performance graph compares the performance of the Common Stock to the S&P 500 Index and to the Edison Electric Institute Index (which includes the Company) for the Company's last five fiscal years. The graph assumes that the value of the investment in the Common Stock and each index was $100 at December 31, 1990 and that all dividends were reinvested.

                 [LINEAR GRAPH CREATED FROM PLOT POINTS BELOW]

ASSUMES $100 INVESTED ON DECEMBER 31, 1990 IN CLECO COMMON STOCK, S&P 500 INDEX AND EEI INDEX.

                                                DECEMBER 31,
                          1990      1991      1992      1993      1994      1995
CLECO                     $100      $145      $151      $164      $163      $201
S&P 500 Index             $100      $130      $140      $155      $157      $215
EEI Index(1)              $100      $129      $139      $154      $136      $179

(1) The Edison Electric Institute Index is comprised of: Allegheny Power System, Inc.; American Electric Power Co., Inc.; Atlantic Energy, Inc.; Baltimore Gas & Electric Company; Bangor Hydro-Electric Company; Black Hills Corporation; Boston Edison Company; Carolina Power & Light Company; Centerior Energy Corporation; Central & South West Corporation; Central Hudson Gas & Electric; Central Louisiana Electric Company, Inc.; Central Maine
                                       18

    Power Company; Central Vermont Public Service Corporation; Cilcorp Inc.; CINergy Corp; Cipsco Inc.; CMS Energy Corp.; Commonwealth Energy System; Consolidated Edison Company of New York, Inc.; Delmarva Power & Light Co.; Dominion Resources, Inc.; DPL Inc.; DQE Inc.; DTE Energy Co. (newly formed holding company of Detroit Edison Company); Duke Power Company; Eastern Utilities Associates; El Paso Electrical Company; Empire District Electric Company; Enova Corp. (holding company of San Diego Gas & Electric Co.); Entergy Corporation; ESELCO Inc.; Florida Progress Corporation; FPL Group, Inc.; General Public Utilities Corporation; Green Mountain Power Corporation; Hawaiian Electric Industries, Inc.; Houston Industries Incorporated; Idaho Power Company; IES Industries, Inc.; Illinova Corp.; Interstate Power Co.; IPALCO Enterprises Inc.; Kansas City Power & Light Company; KU Energy Corp.; LG&E Energy Corp.; Long Island Lighting Company; Madison Gas & Electric Co.; Maine Public Service Company; MidAmerican Energy Co. (formed by the merger of Iowa-Illinois Gas & Electric Co. and Midwest Resources Inc.); Minnesota Power & Light Co.; Montana Power Co.; Nevada Power Company; New England Electric System; New York State Electric & Gas Corporation; Niagara Mohawk Power Corp.; NIPSCO Industries, Inc.; Northeast Utilities; Northern States Power Co.; Northwestern Public Service Co.; Ohio Edison Company; Oklahoma Gas & Electric Company; Orange & Rockland Utilities, Inc.; Otter Tail Power Company; Pacific Gas & Electric Co.; Pacificorp; Peco Energy Co.; Pinnacle West Capital Corp.; Portland General Corporation; Potomac Electric Power Corporation; PP&L Resources Inc. (newly formed holding company of Pennsylvania Power & Light Company); Public Service Co. of Colorado; Public Service Company of New Mexico; Public Service Enterprise Group, Incorporated; Puget Sound Power & Light Company; Rochester Gas & Electric Corporation; SCANA Corp.; SCECORP; Sierra Pacific Resources; Southern Company; Southern Indiana Gas & Electric Co.; Southwestern Public Service Company; St. Joseph Light & Power Co.; TECO Energy, Inc.; Texas Utilities Company; TNP Enterprises, Inc.; Tucson Electric Power Company; Unicom Corp.; Union Electric Co.; United Illuminating Company; Unitil Corp.; Upper Peninsula Energy Corp.; Utilicorp United Inc.; Washington Water Power Co.; Western Resources, Inc.; Wisconsin Energy Corporation; WPL Holdings Inc.; and WPS Resources Corp.

                           APPOINTMENT OF AUDITORS

     The firm of Coopers & Lybrand L.L.P., independent certified public accountants, has served as auditors for the Company continuously since 1952. The board of directors, upon recommendation of the Audit Committee, proposes to continue such firm's services as auditors for the Company for the year ending December 31, 1996. Neither such firm nor any of its associates has any relationship with the Company except in their capacity as auditors. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the appointment of Coopers & Lybrand L.L.P. as auditors of the Company.

     A representative of Coopers & Lybrand L.L.P. is expected to attend the annual meeting. If present, the representative will have an opportunity to make a statement during the meeting if he or she so desires and will respond to appropriate questions raised during the meeting.

                                       19

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, to the knowledge of the Company based on a review of the information and as of the dates indicated, certain information with respect to each person who is the beneficial owner of more than 5% of the outstanding shares of any class of the Company's voting securities.

                                              SHARES OF
                                         $100 PREFERRED STOCK
                                          BENEFICIALLY OWNED
                                       ------------------------
                                       AMOUNT AND
                                       NATURE OF
                                       BENEFICIAL    PERCENTAGE
          NAME AND ADDRESS             OWNERSHIP      OF CLASS
-------------------------------------  ----------    ----------
State Street Bank and Trust Company,
  Trustee of the ESOP Trust
  225 Franklin Street
  Boston, MA 02110...................    294,899(1)     79.9%

------------
(1) As of December 31, 1995, based on a Schedule 13G filed with the Securities and Exchange Commission. Reporting entity states that it has shared dispositive power with respect to 294,899 shares and shared voting power with respect to 294,899 shares. Such 294,899 shares are held by State Street Bank and Trust Company as the ESOP trustee ("ESOP Trustee") under the ESOP trust ("ESOP Trust") established pursuant to the Company's 401(k) Savings and Investment Plan ("Savings Plan"). Such 294,899 shares are convertible under certain circumstances pursuant to the Company's Restated Articles of Incorporation and the governing instruments of the ESOP Trust and the Savings Plan into 1,415,517 shares of Common Stock, subject to antidilution adjustment, or approximately 6.3% of the Common Stock outstanding as of December 31, 1995. Participants in the Savings Plan have voting rights with respect to $100 Preferred Stock (or Common Stock into which such stock has been converted) allocated to their accounts. The ESOP Trustee is required to vote unallocated shares in the same proportion as allocated shares as to which it has received voting instructions from participants. Participants in the Savings Plan have, in the event of a tender or exchange offer, investment discretion with respect to shares of $100 Preferred Stock (or Common Stock into which such stock has been converted) allocated to their accounts. In such an event, the ESOP Trustee is required to tender unallocated shares in the same proportion that it tenders allocated shares as to which it has received investment instructions, but has no power to tender allocated shares as to which it has received no investment instructions. Reporting entity also states that it, as trustee of various collective investor funds for employee benefit plans and other index accounts and various personal trust accounts, has sole voting power with respect to 77,124 shares of Common Stock, shared voting power with respect to 2,931 shares of Common Stock, sole dispositive power with respect to 75,360 shares of Common Stock and shared dispositive power with respect to 5,495 shares of Common Stock.

                                 ANNUAL REPORT

     The 1995 annual report to shareholders, including financial statements as of and for the year ended December 31, 1995, is concurrently being mailed to shareholders. No part of the 1995 annual report to shareholders is to be deemed to be a part of the proxy solicitation material.

                                       20

                           PROPOSALS BY SHAREHOLDERS

     Proposals of shareholders intended to be presented at the Company's annual meeting of shareholders to be held in 1997, and otherwise eligible, must be received by the Company (at the address indicated on the first page of this proxy statement) no later than November 6, 1996 (subject to certain provisions of the Company's bylaws which require that certain proposals be submitted 180 days before such meeting) to be included in the Company's proxy material and form of proxy relating to such meeting.

                                 OTHER MATTERS

     Management does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be presented to the meeting by others. If other matters properly come before the meeting or any adjournments thereof, the persons named in the accompanying proxy and acting thereunder intend to vote in accordance with their best judgment.

     ALL SHARES THAT A SHAREHOLDER OWNS, NO MATTER HOW FEW, SHOULD BE REPRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS. THE ACCOMPANYING PROXY SHOULD THEREFORE BE COMPLETED, SIGNED, DATED AND RETURNED AS SOON AS POSSIBLE.

     By order of the board of directors.


                                         Gregory L. Nesbitt
                      President and Chief Executive Officer
March 5, 1996
                                      21

                   CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
                       ANNUAL MEETING ON APRIL 19, 1996

     VOTING DIRECTION TO CENTRAL LOUISIANA ELECTRIC COMPANY, INC. 401(K) SAVINGS AND INVESTMENT PLAN TRUSTEES

     As a participant in the Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan, I hereby direct Merrill Lynch Trust Company, Trustee, to vote those shares of Central Louisiana Electric Company, Inc. Common Stock and State Street Bank and Trust Company, Trustee, to vote those shares of Central Louisiana Electric Company, Inc. Convertible Preferred Stock allocated to my account as follows at the annual meeting of shareholders of Central Louisiana Electric Company, Inc., to be held at the Pineville High School Auditorium, 1511 Line Street, Pineville, Louisiana, on Friday, April 19, 1996, and at any adjournments thereof, on all matters coming before said meeting. Receipt of the notice of the meeting and the proxy statement, both dated March 5, 1996, is acknowledged. The following items of business will be considered at the aforesaid annual meeting: 1. Election of three Class II Directors. Nominees:

     Robert T. Ratcliff, Edward M. Simmons and Ernest L. Williamson, whose terms of office expire in 1999.

     2. Proposal to approve appointment of Coopers & Lybrand L.L.P. as auditors. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE TRUSTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


          Please mark your
[X]       votes as in this
          example.                                                    1628

This direction card when executed will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THIS DIRECTION CARD WILL BE VOTED
"FOR" ITEMS 1 AND 2.
-------------------------------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.
-------------------------------------------------------------------------------
                   FOR   WITHHELD                            FOR AGAINST ABSTAIN
 1. ELECTION OF    [ ]     [ ]     2. PROPOSAL TO APPROVE     [ ]  [ ]     [ ]
    DIRECTORS.                        APPOINTMENT OF COOPERS &
    (SEE REVERSE)                     LYBRAND L.L.P. AS AUDITORS.

  For, except vote withheld from the following nominee(s):

--------------------------------------
--------------------------------------------------------------------------------

                                   NOTE: Please sign exactly as name appears
                                         hereon. Joint owners should each sign.
                                         When signing as attorney, executor,
                                         trustee or guardian, please give full
                                         title as such.
                                    --------------------------------------------


                                    --------------------------------------------
                                    SIGNATURE(S)                         DATE

                      CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

    P                  FOR THE ANNUAL MEETING ON APRIL 19, 1996

    R The undersigned hereby constitutes and appoints Gregory L. Nesbitt, David K. Warner and Michael P. Prudhomme, and each of them (the
    O "Proxy Committee"), his or her true and lawful agents and proxies, with full power of substitution in each, to represent
    X the undersigned at the annual meeting of shareholders of Central Louisiana Electric Company, Inc., to be held at the Pineville High
    Y School Auditorium, 1511 Line Street, Pineville, Louisiana, on Friday, April 19, 1996, and at any adjournments thereof, on all matters coming before said meeting. Receipt of the notice of the meeting and the proxy statement, both dated March 5, 1996, is acknowledged. The following items of business will be considered at the aforesaid annual meeting:

          1. Election of three Class II Directors. Nominees:
             Robert T. Ratcliff, Edward M. Simmons and Ernest L. Williamson, whose terms of office expire in 1999.
          2. Proposal to approve appointment of Coopers & Lybrand L.L.P. as auditors. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. ACTION TAKEN PURSUANT TO THIS PROXY CARD WILL BE EFFECTIVE AS TO ALL THE SHARES (WHETHER COMMON OR PREFERRED, AND, IF PREFERRED, OF ANY CLASS OR SERIES) THAT YOU OWN.

------------------------------------------------------------------------------

         Please mark your
 [X]     votes as in this
         example.                                                       1628
This proxy when executed will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

-------------------------------------------------------------------------------
             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.
-------------------------------------------------------------------------------
                  FOR   WITHHELD                          FOR  AGAINST  ABSTAIN
 1. ELECTION OF   [ ]     [ ]      2. PROPOSAL TO APPROVE [ ]    [ ]      [ ]
    DIRECTORS.                        APPOINTMENT OF COOPERS &
    (SEE REVERSE)                     LYBRAND L.L.P. AS AUDITORS.
  For, except vote withheld from the following nominee(s):

--------------------------------------
--------------------------------------------------------------------------------

                                   NOTE: Please sign exactly as name appears
                                         hereon. Joint owners should each sign.
                                         When signing as attorney, executor,
                                         trustee or guardian, please give full
                                         title as such.
                                     -------------------------------------------


                                      ------------------------------------------
                                      SIGNATURE(S)                      DATE

                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                   FOR THE ANNUAL MEETING ON APRIL 19, 1996

    P The undersigned hereby constitutes and appoints Gregory L. Nesbitt, David K. Warner and Michael P. Prudhomme, and each of them (the
    R "Proxy Committee"), his or her true and lawful agents and proxies, with full power of substitution in each, to represent the
    O undersigned at the annual meeting of shareholders of Central Louisiana Electric Company, Inc., to be held at the Pineville High
    X School Auditorium, 1511 Line Street, Pineville, Louisiana, on Friday, April 19, 1996, and at any adjournments thereof, on all
    Y matters coming before said meeting. Receipt of the notice of the meeting and the proxy statement, both dated March 5, 1996, is acknowledged. The following items of business will be considered at the aforesaid annual meeting:

             1. Election of three Class II Directors. Nominees:
                Robert T. Ratcliff, Edward M. Simmons and Ernest L. Williamson, whose terms of office expire in 1999.

             2. Proposal to approve appointment of Coopers & Lybrand L.L.P.
                as auditors.

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. ACTION TAKEN PURSUANT TO THIS PROXY CARD WILL BE EFFECTIVE AS TO ALL THE SHARES (WHETHER COMMON OR PREFERRED, AND, IF PREFERRED, OF ANY CLASS OR SERIES) THAT YOU OWN.



             Please mark your
     [X]     votes as in this
             example.                                                    1628

This proxy when executed will be voted in the manner directed herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

-------------------------------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.
-------------------------------------------------------------------------------
                FOR   WITHHELD                            FOR  AGAINST  ABSTAIN
  1. ELECTION OF[ ]     [ ]     2. PROPOSAL TO APPROVE    [ ]    [ ]      [ ]
     DIRECTORS.                    APPOINTMENT OF COOPERS &
    (SEE REVERSE)                  LYBRAND L.L.P. AS AUDITORS.

  For, except vote withheld from the following nominee(s):
------------------------------------
------------------------------------------------------------------------------

                                     NOTE: Please sign exactly as name appears
                                           hereon. Joint owners should each
                                           sign. When signing as attorney,
                                           executor, trustee or guardian,
                                           please give full title as such.
                                       -----------------------------------------



                                        ----------------------------------------
                                        SIGNATURE(S)                   DATE